Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Form 8-K/A of Infinity Pharmaceuticals, Inc. of our report dated March 31, 2006 (except for Note 16, as to which the date is April 11, 2006), with respect to the financial statements of Infinity Pharmaceuticals, Inc. included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-134438) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 25, 2006